Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Vice President of Investor Relations, or
Katie Strohacker, Senior Manager of Investor Relations
(617) 796-8251
www.tatravelcenters.com

TravelCenters of America LLC Announces Third Quarter 2013 Results

Westlake, OH (November 4, 2013):  TravelCenters of America LLC (NYSE: TA) today announced financial results for the three and nine months ended September 30, 2013.

At September 30, 2013, TA’s business included 247 locations in 42 U.S. states and in Canada operating under the “TravelCenters of America”, “TA”, “Petro Stopping Centers”, “Petro” and other brand names.  TA’s results were:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands, except per share amounts and percentages)

Revenues	$2,062,096	$2,034,153	$6,038,201	$6,070,529
Net income	$15,803	$18,990	$19,648	$34,657

Net income per share:
Basic and diluted	$0.53	$0.66	$0.66	$1.20

Supplemental Data:
Retail fuel sales volume (excluding wholesale) gallons	510,913	492,201	1,510,910	1,482,799
Total fuel revenues	$1,667,464	$1,666,810	$4,927,971	$5,039,010
Fuel gross margin	$91,346	$84,980	$258,086	$249,563

Total nonfuel sales	$391,319	$363,402	$1,100,554	$1,020,299
Nonfuel gross margin	$212,482	$199,385	$604,414	$565,098
Nonfuel gross margin percentage	54.3%	54.9%	54.9%	55.4%

EBITDAR(1)	$87,841	$83,604	$231,427	$227,425

(1)

A reconciliation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, from net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, appears in the supplemental data below.

Business Commentary

TA’s EBITDAR for the third quarter of 2013 increased by approximately $4.2 million, or 5.1%, to $87.8 million, versus EBITDAR for the 2012 third quarter of $83.6 million.  The increase in EBITDAR is primarily attributable to an increase in fuel gross margin per gallon, which averaged $0.176 during the 2013 third quarter versus $0.166 during the 2012 third quarter.

Net income for the third quarter of 2013 decreased approximately $3.2 million, or 16.8%, to $15.8 million ($0.53 per share), versus net income for the 2012 third quarter of $19.0 million ($0.66 per share).  The decline is largely due to the increase in depreciation and amortization expense attributable to acquisitions and other capital investments TA has made during 2012 and 2013 and the related acquisition and financing costs.  Since the beginning of 2011, TA has invested $216.9 million to acquire and improve 26 travel center properties.  The improvements to these properties are often substantial and require a long period of time to plan, design, permit and complete, and once completed then require a period of time to produce stabilized financial results.  TA estimates that the travel centers it acquires generally will reach stabilization in approximately the third year after acquisition, but the actual result can vary widely from this estimate due to many factors, some of which are outside TA’s control.  From the time of their acquisition by TA, during the three, nine and twelve month periods ended September 30, 2013, these 26 properties generated gross revenues in excess of cost of goods sold and site level operating expenses of $7.6 million, $17.7 million and $19.3 million, respectively, compared to $1.6 million, $4.0 million and $5.2 million for the three, nine and twelve month periods ended September 30, 2012, respectively.

Thomas M. O’Brien, TA’s CEO, made the following statement regarding the 2013 third quarter results and acquisition activity:

“During the third quarter of 2013, we continued to successfully execute on our business strategy.  Both fuel gross margin per gallon and EBITDAR increased year over year, and we continue to make progress acquiring new travel center sites and integrating them into our nationwide network.

“Net income this quarter was lower than last year, but this was largely the result of higher depreciation and interest costs in 2013 stemming from recently acquired sites. Our plan is to offset these costs as the operations at these sites are improved and begin to achieve financial results similar to our other travel centers.  Also, during the second and third quarters of 2013, TA’s primary competitors engaged in aggressive sales efforts to maintain and grow market share, which negatively impacted our fuel sales volume and fuel gross margin per gallon during the period.  These aggressive sales efforts by our competitors appear to have abated somewhat in the third quarter versus the second quarter.”

Investment Activity

During the nine months ended September 30, 2013, TA purchased six locations (two of which were previously operated by franchisees of TA) for an aggregate of $27.9 million and made capital investments of $125.7 million, including $39.0 million to improve locations TA purchased during 2011 through 2013.

In October 2013, TA completed the acquisitions of two travel center properties for a total of $8.9 million.  TA has entered agreements to acquire two other travel centers for a total of $11.6 million. TA expects to complete these acquisitions in the fourth quarter of 2013, but these purchases are subject to conditions and may not occur, may be delayed or the terms may change.  TA currently intends to continue its efforts to selectively acquire additional properties.

Capital Activity

On January 15, 2013, TA sold $110 million of 8.25% Senior Notes due 2028 in a public offering for net proceeds of approximately $105.1 million.  During the first nine months of 2013, TA sold to HPT $63.2 million of improvements to sites leased from HPT for increased rent, pursuant to the terms of the lease agreements.

Supplemental Data

In addition to the historical financial results prepared in accordance with GAAP, TA furnishes supplemental data that it believes may help investors better understand TA’s business.  Included in this supplemental data is same site operating data for the locations that were operated by TA continuously since the beginning of the earliest applicable period presented.  A presentation of EBITDAR, and a reconciliation that shows the calculation of EBITDAR from net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, also appears in the supplemental data.

Conference Call:

Later today, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months ended September 30, 2013.  Following management’s remarks, there will be a question and answer period.

The conference call telephone number is (877) 260-8898.  Participants calling from outside the United States and Canada should dial (612) 332-1210.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available for about a week after the call.  To hear the replay, dial (320) 365-3844.  The replay pass code is 305217.

A live audio webcast of the conference call will also be available in a listen only mode on our web site at www.tatravelcenters.com.  To access the webcast, participants should visit our web site about five minutes before the call.  The archived webcast will be available for replay on our web site for about one week after the call.  The transcription, recording and retransmission in any way of TA’s third quarter conference call is strictly prohibited without the prior written consent of TA.  The Company’s website is not incorporated as part of this press release.

About TravelCenters of America LLC:

TA primarily operates and franchises travel centers under the “TravelCenters of America”, “TA”, “Petro Stopping Centers” and “Petro” brand names and offers diesel and gasoline fueling, restaurants, truck repair facilities, stores and other services.  TA’s nationwide business includes locations in 42 U.S. states and in Canada.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER TA USES WORDS SUCH AS ‘‘BELIEVE’’, ‘‘EXPECT’’, ‘‘ANTICIPATE’’, ‘‘INTEND’’, ‘‘PLAN’’, ‘‘ESTIMATE’’ OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•                  THIS PRESS RELEASE STATES THAT THE OPERATIONS AT MANY OF TA’S SITES ACQUIRED IN 2011, 2012 AND 2013 HAVE NOT YET REACHED STABILIZED FINANCIAL RESULTS CURRENTLY EXPECTED BY TA AND THAT TA ESTIMATES THAT ACQUIRED SITES GENERALLY WILL REACH STABILIZATION IN THE THIRD YEAR AFTER ACQUISITION.  THE IMPLICATIONS OF THIS STATEMENT MAY BE THAT OPERATIONS AT RECENTLY ACQUIRED SITES WILL IMPROVE TO A LEVEL THAT WILL RESULT IN INCREASES IN EBITDAR, OPERATING INCOME AND NET INCOME IN THE FUTURE.  IN FACT, THERE ARE MANY FACTORS WHICH WILL IMPACT TA’ S FUTURE OPERATIONS THAT MAY CAUSE TA TO OPERATE LESS PROFITABLY OR UNPROFITABLY IN ANNUAL AND/OR QUARTERLY PERIODS IN ADDITION TO THESE STATED ITEMS, INCLUDING SOME FACTORS WHICH ARE BEYOND TA’S CONTROL SUCH AS SEASONALITY, THE CONDITION OF THE U.S. ECONOMY GENERALLY, THE FUTURE DEMAND FOR TA’S GOODS AND SERVICES AND COMPETITION IN TA’S BUSINESS;

•                  THIS PRESS RELEASE REFERENCES ACQUISITIONS WHICH HAVE BEEN AGREED UPON BUT WHICH HAVE NOT BEEN COMPLETED AS OF THE DATE OF THIS RELEASE.  THESE STATEMENTS MAY IMPLY THAT THESE ACQUISITIONS WILL BE COMPLETED AND THAT THEY WILL IMPROVE TA’S FUTURE PROFITS.  HOWEVER, ACQUISITIONS AND OPERATIONAL TAKEOVERS CAN BE DIFFICULT TO INTEGRATE, TIME CONSUMING AND/OR MORE EXPENSIVE THAN ANTICIPATED.  ALSO, THESE ACQUISITIONS ARE SUBJECT TO CONDITIONS AND MAY NOT BE COMPLETED OR MAY BE DELAYED OR THEIR TERMS MAY CHANGE.  FURTHER, TA MAY NOT OPERATE THESE ACQUIRED SITES AS PROFITABLY AS TA NOW EXPECTS;

•                  THIS PRESS RELEASE REFERENCES LOCATIONS THAT TA HAS PURCHASED OR AGREED TO PURCHASE.  THE IMPLICATION OF THIS STATEMENT MAY BE THAT TA WILL BE ABLE TO OPERATE ITS PURCHASED LOCATIONS PROFITABLY.  MANY OF THE LOCATIONS TA HAS ACQUIRED PRODUCED OPERATING RESULTS WHICH CAUSED THE PRIOR OWNERS TO EXIT THESE BUSINESSES AND TA’S ABILITY TO OPERATE THESE LOCATIONS PROFITABLY DEPENDS UPON MANY FACTORS, INCLUDING TA’S ABILITY TO INTEGRATE NEW OPERATIONS INTO ITS EXISTING OPERATIONS, AND SOME FACTORS WHICH ARE BEYOND TA’S CONTROL SUCH AS THE LEVEL OF DEMAND FOR TA’S GOODS AND SERVICES ARISING FROM THE U.S. ECONOMY GENERALLY;

•                  THIS PRESS RELEASE STATES THAT DURING THE FIRST NINE MONTHS OF 2013 TA MADE CAPITAL INVESTMENTS OF $125.7 MILLION FOR IMPROVEMENTS TO EXISTING AND ACQUIRED LOCATIONS, AND SOLD TO HPT $63.2 MILLION OF IMPROVEMENTS TO LOCATIONS LEASED FROM HPT.  TA’S REGULAR OPERATIONS REQUIRE LARGE AMOUNTS OF CAPITAL INVESTMENT TO MAINTAIN THE COMPETITIVENESS OF TA’S LOCATIONS AND HPT IS NOT OBLIGATED TO PURCHASE IMPROVEMENTS TO LEASED LOCATIONS FROM TA. FURTHER, TA IS OBLIGATED TO PAY INCREASED RENT AS A RESULT OF CAPITAL IMPROVEMENTS IT SELLS TO HPT PURSUANT TO THE TERMS OF TA’S LEASES WITH HPT.  THERE CAN BE NO ASSURANCE THAT TA WILL HAVE SUFFICIENT WORKING CAPITAL OR CASH LIQUIDITY TO FUND FUTURE CAPITAL INVESTMENTS; AND

•                  THIS PRESS RELEASE STATES THAT DURING THE SECOND AND THIRD QUARTERS OF 2013, TA’S PRIMARY COMPETITORS ENGAGED IN AGGRESSIVE SALES EFFORTS TO MAINTAIN AND GROW MARKET SHARE, WHICH NEGATIVELY AFFECTED TA’S FUEL SALES VOLUME AND FUEL GROSS MARGIN PER GALLON, AND THAT THIS IMPACT ABATED SOMEWHAT IN THE THIRD QUARTER VERSUS THE SECOND QUARTER.  THE IMPLICATION OF THESE STATEMENTS MAY BE THAT THE COMPETITIVE ENVIRONMENT WITHIN TA’S INDUSTRY HAS IMPROVED AND TA’S OPERATING RESULTS WILL IMPROVE.  IN FACT, TA HAS NO CONTROL OF ITS COMPETITORS’ FUTURE ACTIONS.  THE COMPETITIVE ENVIRONMENT IN TA’S INDUSTRY CAN CHANGE QUICKLY AND MAY CAUSE TA TO OPERATE LESS PROFITABLY OR TO EXPERIENCE LOSSES IN THE FUTURE.

THESE AND OTHER RESULTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, INCLUDING:

•                  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON TA, ITS CUSTOMERS AND ITS FRANCHISEES;

•                  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX RATES, ENVIRONMENTAL REGULATIONS AND SIMILAR MATTERS;

•                  COMPETITION WITHIN THE TRAVEL CENTER INDUSTRY;

•                  FUTURE FUEL PRICE INCREASES, FUEL PRICE VOLATILITY, COMPETITION OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS;

•                  ACQUISITIONS MAY SUBJECT TA TO ADDITIONAL OR GREATER RISKS THAN TA’S CONTINUING OPERATIONS, INCLUDING THE ASSUMPTION OF UNKNOWN LIABILITIES;

•                  THE TREND TOWARDS IMPROVED FUEL EFFICIENCY OF MOTOR VEHICLE ENGINES AND OTHER FUEL CONSERVATION PRACTICES EMPLOYED BY TA’S CUSTOMERS MAY CONTINUE TO REDUCE THE DEMAND FOR DIESEL FUEL AND MAY ADVERSELY AFFECT TA’S BUSINESS.  ADDITIONALLY, FUTURE INCREASES IN FUEL PRICES MAY REDUCE THE DEMAND FOR THE PRODUCTS AND SERVICES THAT TA SELLS BECAUSE HIGH FUEL PRICES MAY ENCOURAGE FUEL CONSERVATION, DIRECT FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECT THE BUSINESS OF TA’S CUSTOMERS. SOME OF THESE PAST CONSEQUENCES MAY CONTINUE, WHICH MAY ADVERSELY AFFECT TA’S BUSINESS EVEN IF FUEL PRICES DO NOT INCREASE;

•                  TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN TA’S CURRENT CREDIT TERMS FOR PURCHASES.  IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY INCREASE AND TA MAY INCUR MATERIAL LOSSES.  IN TIMES OF RISING FUEL AND NONFUEL PRICES, TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO INCREASE THE CREDIT AMOUNTS THEY EXTEND TO TA, WHICH MAY REQUIRE TA TO INCREASE ITS WORKING CAPITAL INVESTMENT.  ALSO, THE AVAILABILITY AND THE TERMS OF ANY CREDIT TA MAY BE ABLE TO OBTAIN ARE UNCERTAIN;

•                  MOST OF TA’S TRUCKING CUSTOMERS TRANSACT BUSINESS WITH TA BY USE OF FUEL CARDS, WHICH ARE ISSUED BY THIRD PARTY FUEL CARD COMPANIES.  THE FUEL CARD INDUSTRY HAS ONLY A FEW SIGNIFICANT PARTICIPANTS.  FUEL CARD COMPANIES FACILITATE PAYMENTS TO TA, AND CHARGE TA FEES FOR THESE SERVICES.  COMPETITION, OR LACK THEREOF, AMONG THE FUEL CARD COMPANIES MAY RESULT IN FUTURE INCREASES IN TA’S TRANSACTION FEE EXPENSES OR WORKING CAPITAL REQUIREMENTS, OR BOTH;

•                  TA IS ROUTINELY INVOLVED IN LITIGATION AND OTHER LEGAL MATTERS INCIDENTAL TO THE ORDINARY COURSE OF ITS BUSINESS.  DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN HAVE UNANTICIPATED RESULTS.  LITIGATION IS EXPENSIVE AND DISTRACTING TO MANAGEMENT.  TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS OR MAY BECOME INVOLVED;

•                  ACTS OF TERRORISM, GEOPOLITICAL RISKS, WARS, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND TA’S CONTROL MAY ADVERSELY AFFECT TA’S OPERATING RESULTS;

•                  ALTHOUGH TA BELIEVES THAT IT BENEFITS FROM ITS CONTINUING RELATIONSHIPS WITH HPT, REIT MANAGEMENT & RESEARCH LLC, OR RMR, AFFILIATES INSURANCE COMPANY, OR AIC, AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES, ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH HPT, RMR, AIC AND AFFILIATED AND RELATED PERSONS AND ENTITIES MAY PRESENT A CONTRARY PERCEPTION OR RESULT IN LITIGATION;

•                  AS A RESULT OF CERTAIN TRADING IN TA’S SHARES DURING 2007, TA EXPERIENCED AN OWNERSHIP CHANGE AS DEFINED BY SECTION 382 OF THE INTERNAL REVENUE CODE, OR THE CODE.  CONSEQUENTLY, TA IS UNABLE TO USE ITS NET OPERATING LOSS GENERATED IN 2007 TO OFFSET FUTURE TAXABLE INCOME IT MAY GENERATE.  IF TA EXPERIENCES ADDITIONAL OWNERSHIP CHANGES, AS DEFINED IN THE CODE, ITS NET OPERATING LOSSES GENERATED AFTER 2007 COULD ALSO BE SUBJECT TO USAGE LIMITATIONS; AND

•                  TA’S LIMITED LIABILITY COMPANY AGREEMENT AND BYLAWS AND CERTAIN OF TA’S OTHER AGREEMENTS AND BUSINESS LICENSES, INCLUDING TA’S LICENSES TO OPERATE GAMBLING ACTIVITIES, INCLUDE VARIOUS PROVISIONS WHICH MAY DETER A CHANGE OF CONTROL OF TA AND, AS A RESULT, TA’S SHAREHOLDERS MAY BE UNABLE TO REALIZE A TAKE OVER PREMIUM FOR THEIR SHARES.

TA ACCUMULATED A SIGNIFICANT DEFICIT DURING THE YEARS 2007 THROUGH 2010.  ALTHOUGH TA GENERATED NET INCOME FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2012, AND TA’S PLANS ARE INTENDED TO GENERATE NET INCOME IN FUTURE PERIODS, THERE CAN BE NO ASSURANCE THAT THESE PLANS WILL SUCCEED.

RESULTS THAT DIFFER FROM THOSE STATED OR IMPLIED BY TA’S FORWARD LOOKING STATEMENTS MAY ALSO BE CAUSED BY VARIOUS CHANGES IN TA’S BUSINESS OR MARKET CONDITIONS, AS DESCRIBED MORE FULLY IN TA’S PERIODIC REPORTS, INCLUDING TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012, FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR “SEC”, AND TA’S QUARTERLY REPORTS ON FORM 10-Q FOR THE PERIODS

ENDED MARCH 31, JUNE 30 AND SEPTEMBER 30, 2013, WHICH HAVE BEEN OR WILL BE FILED WITH THE SEC, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS,” AND “RISK FACTORS” AND ELSEWHERE IN THOSE REPORTS.  COPIES OF THOSE REPORTS ARE OR WILL BE AVAILABLE AT THE WEBSITE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION: WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended September 30,
	2013	2012
Revenues:
Fuel	$1,667,464	$1,666,810
Nonfuel	391,319	363,402
Rent and royalties	3,313	3,941
Total revenues	2,062,096	2,034,153

Cost of goods sold (excluding depreciation):
Fuel	1,576,118	1,581,830
Nonfuel	178,837	164,017
Total cost of goods sold (excluding depreciation)	1,754,955	1,745,847

Operating expenses:
Site level operating	195,428	179,737
Selling, general & administrative	23,705	25,577
Real estate rent	52,424	49,185
Depreciation and amortization	14,646	12,874
Total operating expenses	286,203	267,373

Income from operations	20,938	20,933

Income from equity investees	859	801
Acquisition costs	(1,026)	(189)
Interest income	620	512
Interest expense	(4,514)	(2,638)
Income before income taxes	16,877	19,419
Provision for income taxes	1,074	429
Net income	$15,803	$18,990

Net income per share:
Basic and diluted	$0.53	$0.66

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Nine Months Ended September 30,
	2013	2012
Revenues:
Fuel	$4,927,971	$5,039,010
Nonfuel	1,100,554	1,020,299
Rent and royalties	9,676	11,220
Total revenues	6,038,201	6,070,529

Cost of goods sold (excluding depreciation):
Fuel	4,669,885	4,789,447
Nonfuel	496,140	455,201
Total cost of goods sold (excluding depreciation)	5,166,025	5,244,648

Operating expenses:
Site level operating	570,007	525,962
Selling, general & administrative	71,414	73,110
Real estate rent	156,412	148,030
Depreciation and amortization	41,894	37,138
Total operating expenses	839,727	784,240

Income from operations	32,449	41,641

Income from equity investees	2,018	1,263
Acquisition costs	(1,346)	(647)
Interest income	1,162	1,094
Interest expense	(13,009)	(7,632)
Income before income taxes	21,274	35,719
Provision for income taxes	1,626	1,062
Net income	$19,648	$34,657

Net income per share:
Basic and diluted	$0.66	$1.20

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	September 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$126,862	$35,189
Accounts receivable, net	153,955	106,273
Inventories	193,088	191,006
Other current assets	53,123	61,020
Total current assets	527,028	393,488

Property and equipment, net	623,255	576,512
Goodwill and intangible assets, net	24,297	20,041
Other noncurrent assets	34,574	28,240
Total assets	$1,209,154	$1,018,281

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$178,177	$143,605
Current HPT Leases Liabilities	31,765	28,354
Other current liabilities	138,420	111,168
Total current liabilities	348,362	283,127

Noncurrent HPT Leases liabilities	342,449	351,135
Senior Notes due 2028	110,000	—
Other noncurrent liabilities	33,298	30,585
Total liabilities	834,109	664,847

Shareholders’ equity	375,045	353,434
Total liabilities and shareholders’ equity	$1,209,154	$1,018,281

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Calculation of EBITDAR:(1)
Net income	$15,803	$18,990	$19,648	$34,657
Add: income taxes	1,074	429	1,626	1,062
Add: depreciation and amortization	14,646	12,874	41,894	37,138
Deduct: interest income	(620)	(512)	(1,162)	(1,094)
Add: interest expense(2)	4,514	2,638	13,009	7,632
Add: real estate rent expense(3)	52,424	49,185	156,412	148,030
EBITDAR	$87,841	$83,604	$231,427	$227,425

(1)       EBITDAR is a not a financial measure prescribed by U.S. generally accepted accounting principles, or GAAP.  TA calculates EBITDAR as earnings before interest, taxes, depreciation, amortization and rent.  TA believes EBITDAR is a useful indication of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business.  TA believes that EBITDAR is a meaningful disclosure that may help interested persons to better understand its financial performance, including comparing its performance between periods and to the performance of other companies.  However, EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies.  This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

(2)       Interest expense included the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Interest related to TA’s Senior Notes and Credit Facility	$2,731	$535	$7,845	$1,605
HPT rent classified as interest	1,757	1,816	5,242	5,436
Amortization of deferred financing costs	171	89	496	263
Capitalized interest	(166)	—	(806)	—
Other	21	198	232	328
	$4,514	$2,638	$13,009	$7,632

(3)       Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases.  Cash paid under real property lease agreements was $57,067 and $54,321 during the three month periods ended September 30, 2013 and 2012, respectively, while the total rent amounts expensed during the quarters ended September 30, 2013 and 2012, were $52,424 and $49,185, respectively.  Cash paid under lease agreements was $169,391 and $162,275 during the nine month periods ended September 30, 2013 and 2012, respectively, while the total rent amounts expensed during the nine months ended September 30, 2013 and 2012, were $156,412 and $148,030, respectively.  GAAP requires recognition of minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term.  In addition, under GAAP, a portion of the rent TA pays to HPT is classified as interest expense and a portion of the rent payments to HPT is applied to amortize a sale/leaseback financing obligation liability.  Also, under GAAP, TA amortizes as a reduction of rent expense the deferred tenant improvement allowance that HPT paid to TA during the four years from 2007 through 2010 and the deferred gain realized on the sale of assets that TA leased back.  A reconciliation of these amounts is as follows.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Cash payments to HPT for rent	$54,637	$51,867	$161,763	$154,973
Other cash rental payments	2,430	2,454	7,628	7,302
Total cash payments under real property leases	57,067	54,321	169,391	162,275
Adjustments for:
Change in accrued estimated percentage rent	(111)	76	473	76
Adjustments to recognize rent on a straight line basis – HPT	(483)	(1,172)	(1,383)	(2,306)
Adjustments to recognize rent on a straight line basis – other	2	29	27	191
Amortization of sale/leaseback financing obligation	(525)	(543)	(1,547)	(1,641)
Portion of rent payments recognized as interest expense	(1,757)	(1,816)	(5,242)	(5,436)
Amortization of deferred leasehold improvements allowance	(1,692)	(1,692)	(5,077)	(5,077)
Amortization of deferred gain on sale/leaseback transactions	(77)	(18)	(230)	(52)
Total amount expensed as rent	$52,424	$49,185	$156,412	$148,030

SUPPLEMENTAL SAME SITE OPERATING DATA

The following table presents operating data for all of the locations in operation on September 30, 2013, that were operated by TA continuously since the beginning of the earliest applicable period presented, with the exception of two locations TA operates that are owned by a joint venture.  This data excludes revenues and expenses that were not generated at locations TA operates, such as rents and royalties from franchises, and corporate level selling, general and administrative expenses.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA(1)

(in thousands, except for number of locations and percentage amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013	2012	Change Fav/(Unfav)		2013	2012	Change Fav/(Unfav)
Number of company operated locations	195	195	—		191	191	—

Fuel sales volume (gallons)	478,374	485,129	(1.4)%		1,415,805	1,465,932	(3.4)%

Fuel revenues	$1,535,620	$1,583,090	(3.0)%		$4,542,954	$4,764,085	(4.6)%
Fuel gross margin	$86,085	$83,009	3.7%		$243,222	$245,689	(1.0)%

Nonfuel revenues	$370,661	$359,009	3.2%		$1,035,559	$1,008,252	2.7%
Nonfuel gross margin	$201,246	$197,118	2.1%		$568,619	$558,617	1.8%
Nonfuel gross margin percentage	54.3%	54.9%	(60	)pts	54.9%	55.4%	(50	)pts

Total gross margin	$287,331	$280,127	2.6%		$811,841	$804,306	0.9%
Site level operating expenses	$184,336	$176,858	4.2%		$532,600	$514,336	3.6%
Site level operating expenses as a percentage of nonfuel revenues	49.7%	49.3%	(40	)pts	51.4%	51.0%	(40	)pts
Site level gross margin in excess of site level operating expense	$102,995	$103,269	(0.3)%		$279,241	$289,970	(3.7)%

(1)       Excludes two locations TA operates that are owned by a joint venture and locations operated by TA’s franchisees.

(End)